Exhibit 12.2
Sarbanes Oxley Act Section 302 Certification
I, John P. O’Donovan, certify that:
1.	I have reviewed this annual report on Form 20-F of The Governor and Company of the Bank of Ireland, a chartered corporation incorporated under the laws of Ireland (“Bank of Ireland”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of Bank of Ireland as of, and for, the periods presented in this report;

4.	Bank of Ireland’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15(d)-15(f)) for Bank of Ireland and have:
(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to Bank of Ireland, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of Bank of Ireland’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in Bank of Ireland’s internal control over financial reporting that occurred during the period covered by the annual report that has materially affected, or is reasonably likely to materially affect, Bank of Ireland’s internal control over financial reporting; and
5.	Bank of Ireland’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to Bank of Ireland’s auditors and the Audit Committee of Bank of Ireland’s Court of Directors:
(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Bank of Ireland’s ability to record, process, summarise and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in Bank of Ireland’s internal control over financial reporting.

Date:	July 24, 2007

/s/ John P. O’Donovan

Name: Title:	John P. O’Donovan Group Chief Financial Officer Bank of Ireland